Exhibit 99.1

FireEye Reports Third Quarter 2016 Results above Guidance Ranges

Outlook for 2016 Operating Margin and Earnings per Share Improved as Third Quarter Revenue, Billings, Operating Margin, and Earnings per Share Exceed Expectations

MILPITAS, Calif. – Nov. 3, 2016 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the third quarter ended September 30, 2016.

"Our performance in the third quarter – with billings, revenue, operating margin, earnings per share and cash flow above guidance – reflected customer confidence in FireEye intelligence-led products and services,” said Kevin Mandia, FireEye chief executive officer. “We experienced strong demand for our cloud-based email security and threat intelligence solutions, as well as continued growth in renewal subscriptions. Of the 47 customers who spent more than one million dollars on FireEye solutions in the third quarter, 41 invested in multiple products.”

“Perhaps most importantly, we achieved these results in spite of the distractions of our restructuring and changes to sales leadership,” added Mandia. “The FireEye team pulled together to support our customers, improve efficiency and achieve our goals.”

“Thousands of the world’s most security-conscious customers rely on FireEye technology, expertise and military-grade threat intelligence to protect their organizations from cyber attacks. We are leveraging the combined DNA of FireEye and Mandiant to evolve our platform as new threats emerge and IT infrastructures migrate to the cloud,” said Mandia. “Today we announced the introduction of Cloud MVX and MVX Smart Grid, expanding the form factors and deployment architectures of our security platform to deliver security from the cloud. I believe we are in the early phases of the richest new innovation cycle in our history, and these are the first of many planned releases that will help customers elevate their security profile at a lower total cost of ownership. The investments we’ve made in intelligence, orchestration, and integration are redefining the FireEye security platform and creating new engines for growth.”

Third Quarter 2016 Financial Results

•	Revenue of $186.4 million, an increase of 13 percent from the third quarter of 2015.

•	Billings of $215.4 million, an increase of two percent from the third quarter of 2015.[1]

•	GAAP gross margin of 63 percent, consistent with 63 percent in the third quarter of 2015.

•	Non-GAAP gross margin of 74 percent, compared to 73 percent in the third quarter of 2015.[1]

•	GAAP operating margin of negative 60 percent, compared to negative 74 percent in the third quarter of 2015.

•	Non-GAAP operating margin of negative 14 percent, compared to negative 32 percent in the third quarter of 2015.[1]

•	GAAP net loss per share of $0.75, compared to GAAP net loss per share of $0.88 in the third quarter of 2015.

•	Non-GAAP net loss per share of $0.18, compared to a non-GAAP net loss per share of $0.37 in the third quarter of 2015.[1]

•	Cash flow from operations of $14.1 million, compared to cash flow from operations of negative $8.3 million in the third quarter of 2015.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We made significant progress strengthening FireEye financially and operationally in the third quarter,” said Mike Berry, FireEye chief financial officer and chief operating officer. “Through a combination of improved efficiency, restructuring and headcount reductions, we reduced our total expense base by more than $10 million compared to the second quarter and posted the best operating margin in our history.”

“Reflecting our improved operating leverage and performance, we are raising our guidance range for non-GAAP operating margin by four percentage points and our full year guidance range for non-GAAP earnings per share by 15 cents,” added Berry. “Additionally, strong collections against above-guidance billings resulted in positive cash flow from operations of $14.1 million. Our continued progress on these operating metrics underscores my confidence in our ability to achieve non-GAAP profitability in the fourth quarter of 2017 and generate positive free cash flow for the full year of 2017.”

Fourth Quarter and Updated 2016 Outlook
FireEye provides guidance based on current market conditions and expectations. For the fourth quarter of 2016, FireEye expects:

•	Total revenue in the range of $187 to $193 million.

•	Billings in the range of $230 to $250 million.

•	Non-GAAP gross margin of approximately 74 percent.

•	Non-GAAP operating margin of approximately negative 11 to negative 13 percent of revenue.

•	Non-GAAP net loss per share of $0.16 to $0.18.

•	Cash flow from operations of negative $19 to negative $29 million, which includes $10 million of cash restructuring payments.
Non-GAAP net loss per share for the fourth quarter assumes interest expense of approximately $3.0 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 and $2.0 million, and weighted average shares outstanding of approximately 167 million.

For 2016, FireEye now expects:

•	Total revenue in the range of $716 to $722 million.

•	Billings in the range of $828 to $848 million.

•	Non-GAAP gross margin of approximately 73 percent.

•	Non-GAAP operating margin in the range of negative 22 to negative 23 percent of revenue.

•	Non-GAAP net loss per share of $1.14 to $1.16.

•	Cash flow from operations of negative $41 to negative $51 million, which includes approximately $22 million of cash restructuring payments.

Non-GAAP net loss per share for 2016 assumes interest expense of $12.1 million associated with the company’s convertible senior notes, provision for income taxes of between $5.0 and $6.0 million and weighted average shares outstanding of approximately 163 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition-related expenses, restructuring charges, changes in fair value of contingent earn-out liabilities, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the fourth quarter of 2016 and the remainder of 2016 will have a significant impact on the company’s GAAP operating margin and net loss per share. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

FireEye Introduces New Cloud MVX™ and MVX Smart Grid™ Offerings, Announces Availability of FireEye iSIGHT® Intelligence on Windows Defender Advanced Threat Protection Service
Separately, FireEye introduced Cloud MVX and MVX Smart Grid, making the most intelligent threat detection available via public, hybrid, or private cloud. Cloud MVX and MVX Smart Grid offer flexible delivery models that simplify security for large, distributed enterprises and mid-market organizations at lower cost; seamlessly expand protection with the industry-leading MVX engine for existing customers; and integrate with the FireEye Threat Analytics Platform™ and HX™ endpoint technology for cloud-based analytics and enhanced endpoint security. MVX Smart Grid is available globally now and Cloud MVX is expected to be available in November 2016.

The company also announced that FireEye iSIGHT Intelligence is now accessible to Microsoft customers through Windows Defender Advanced Threat Protection (WDATP). WDATP is a new service that helps enterprises detect, investigate, and respond to advanced attacks on their networks. As part of their subscription to WDATP, Microsoft enterprise customers gain valuable insight into their attackers, information they can leverage to improve their security posture and prioritize identified threats for response.

Conference Call Information
FireEye will host a conference call today, November 3, 2016, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its third quarter financial results and the company’s outlook for the fourth quarter of 2016. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future revenue, non-GAAP billings, non-GAAP gross margin, non-GAAP operating margin, operating cash flows, interest expense, provision for income taxes, non-GAAP net loss per share, and weighted average shares outstanding in the section entitled “Fourth Quarter and Updated 2016 Outlook” above, as well as statements related to FireEye’s objective to achieve non-GAAP profitability in the fourth quarter of 2017, FireEye’s objective to generate positive free cash flow for the full year 2017, growth drivers and FireEye’s ability to grow its business and improve its performance, the market for FireEye’s products and services, the timing for and expected benefits of future products and services and enhancements to existing products and services, and FireEye’s competitive position.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; the potential disruption or perception of disruption to FireEye’s business due to the restructuring; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in FireEye’s release of products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the failure to achieve expected synergies and efficiencies of operations between FireEye and its acquired companies; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on August 5, 2016, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye also excludes deferred revenue assumed in connection with acquisitions. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and as, applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.
Non-GAAP net loss and net loss per share in the third quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, change in fair value of contingent earn-out liability, and restructuring charges. Non-GAAP net loss and net loss per share for the third quarter of 2015 excluded stock-based compensation expense, amortization of intangible assets, and non-cash interest expense related to the convertible senior notes issued in June 2015.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 5,300 customers across 67 countries, including more than 825 of the Forbes Global 2000.

© 2016 FireEye, Inc. All rights reserved. FireEye, iSIGHT, Mandiant, MVX, MVX Smart Grid, Cloud MVX, Threat Analytics Platform and HX are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media contact:
Vitor De Souza
FireEye, Inc.
415-699-9838
vitor.desouza@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$223,697	$402,102
Short-term investments	702,469	767,775
Accounts receivable, net	124,017	172,752
Inventories	7,807	13,747
Prepaid expenses and other current assets	27,957	30,883
Total current assets	1,085,947	1,387,259
Property and equipment, net	67,219	78,368
Goodwill	978,387	750,288
Intangible assets, net	260,111	214,560
Deposits and other long-term assets	11,184	10,998
Total assets	$2,402,848	$2,441,473
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$29,817	$43,650
Accrued and other current liabilities	29,322	29,820
Accrued compensation	126,193	79,294
Deferred revenue, current portion	362,081	305,169
Total current liabilities	547,413	457,933
Convertible senior notes, net	732,868	706,198
Deferred revenue, non-current portion	254,337	221,829
Other long-term liabilities	8,255	11,141
Total liabilities	1,542,873	1,397,101
Stockholders' equity:
Common stock	17	16
Additional paid-in capital	2,638,951	2,403,088
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(457)	(2,225)
Accumulated deficit	(1,628,536)	(1,206,507)
Total stockholders’ equity	859,975	1,044,372
Total liabilities and stockholders' equity	$2,402,848	$2,441,473

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Product	$43,857	$60,101	$118,340	$150,034
Subscription and services	142,554	105,515	411,078	288,159
Total revenue	186,411	165,616	529,418	438,193
Cost of revenue: (1)(2)
Product	16,675	21,265	49,767	53,566
Subscription and services	52,378	40,606	158,143	116,463
Total cost of revenue	69,053	61,871	207,910	170,029
Total gross profit	117,358	103,745	321,508	268,164
Operating expenses: (1)(2)
Research and development	62,665	73,374	225,020	207,777
Sales and marketing	110,756	117,131	355,189	340,734
General and administrative (3)(4)	32,860	36,518	108,925	103,812
Restructuring charges (5)	22,423	—	27,630	—
Total operating expenses	228,704	227,023	716,764	652,323
Operating loss	(111,346)	(123,278)	(395,256)	(384,159)
Other expense, net (6)	(10,799)	(11,616)	(31,801)	(16,368)
Loss before income taxes	(122,145)	(134,894)	(427,057)	(400,527)
Provision for (benefit from) income taxes (7)	1,228	636	(8,464)	2,540
Net loss attributable to common stockholders	$(123,373)	$(135,530)	$(418,593)	$(403,067)
Net loss per share attributable to common stockholders, basic and diluted	$(0.75)	$(0.88)	$(2.59)	$(2.63)
Weighted average shares used in per share calculations, basic and diluted	164,728	154,523	161,862	153,440

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(418,593)	$(403,067)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	90,852	82,154
Stock-based compensation	168,117	164,652
Non-cash interest expense related to convertible senior notes	26,670	11,397
Change in fair value of contingent earn-out liability	1,756	—
Deferred income taxes	(11,836)	120
Other	6,984	3,144
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	60,372	50,885
Inventories	2,985	(4,986)
Prepaid expenses and other assets	4,258	1,059
Accounts payable	(11,598)	1,289
Accrued liabilities	(5,059)	7,554
Accrued transaction costs of acquiree	(7,727)	—
Accrued compensation	6,142	8,305
Deferred revenue	68,334	102,324
Other long-term liabilities	(3,174)	2,741
Net cash provided by (used in) operating activities	(21,517)	27,571
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(28,009)	(37,193)
Purchases of short-term investments	(379,695)	(640,162)
Proceeds from maturities of short-term investments	438,624	159,149
Proceeds from sales of short-term investments	4,507	—
Business acquisitions, net of cash acquired	(204,926)	—
Lease deposits	(480)	(627)
Net cash used in investing activities	(169,979)	(518,833)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	—	896,530
Prepaid forward stock purchase	—	(150,000)
Repayment of debt of acquired business	(8,842)	—
Payments for contingent earn-outs	(87)	—
Payment related to shares withheld for taxes	(1,124)	(2,027)
Proceeds from employee stock purchase plan	12,684	10,835
Proceeds from exercise of equity awards	10,460	26,462
Net cash provided by financing activities	13,091	781,800
Net change in cash and cash equivalents	(178,405)	290,538
Cash and cash equivalents, beginning of period	402,102	146,363
Cash and cash equivalents, end of period	$223,697	$436,901

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP operating loss	$(111,346)	$(123,278)	$(395,256)	$(384,159)
Stock-based compensation expense (1)	45,427	58,365	166,802	164,651
Amortization of intangible assets (2)	16,268	11,766	47,949	35,298
Acquisition related expenses (3)	—	—	2,413	—
Change in fair value of contingent earn-out liability (4)	600	—	1,756	—
Restructuring charges (5)	22,423	—	27,630	—
Non-GAAP operating loss	$(26,628)	$(53,147)	$(148,706)	$(184,210)
GAAP operating margin	(60)%	(74)%	(75)%	(88)%
Stock-based compensation expense (1)	25%	35%	32%	38%
Amortization of intangible assets (2)	9%	7%	9%	8%
Acquisition related expenses (3)	—%	—%	1%	—%
Change in fair value of contingent earn-out liability (4)	—%	—%	—%	—%
Restructuring charges (5)	12%	—%	5%	—%
Non-GAAP operating margin	(14)%	(32)%	(28)%	(42)%
GAAP net loss	$(123,373)	$(135,530)	$(418,593)	$(403,067)
Stock-based compensation expense (1)	45,427	58,365	166,802	164,651
Amortization of intangible assets (2)	16,268	11,766	47,949	35,298
Acquisition related expenses (3)	—	—	2,413	—
Change in fair value of contingent earn-out liability (4)	600	—	1,756	—
Restructuring charges (5)	22,423	—	27,630	—
Non-cash interest expense related to convertible senior notes (6)	9,001	8,565	26,670	11,397
Non-recurring benefit from income taxes (7)	216	—	(11,819)	—
Non-GAAP net loss	$(29,438)	$(56,834)	$(157,192)	$(191,721)
GAAP net loss per common share, basic and diluted	$(0.75)	$(0.88)	$(2.59)	$(2.63)
Stock-based compensation expense (1)	0.28	0.38	1.03	1.07
Amortization of intangible assets (2)	0.10	0.08	0.30	0.23
Acquisition related expenses (3)	—	—	0.01	—
Change in fair value of contingent earn-out liability (4)	—	—	0.01	—
Restructuring charges (5)	0.14	—	0.17	—
Non-cash interest expense related to convertible senior notes (6)	0.05	0.06	0.17	0.07
Non-recurring benefit from income taxes (7)	—	—	(0.07)	—
Non-GAAP net loss per common share, basic and diluted	$(0.18)	$(0.37)	$(0.97)	$(1.25)
Weighted average shares used in per share calculation for GAAP and Non-GAAP, basic and diluted	164,728	154,523	161,862	153,440
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$516	$560	$1,797	$1,214
Cost of subscription and services revenue	7,759	8,221	25,013	21,762
Research and development	11,422	18,852	54,877	51,412
Sales and marketing	13,915	18,612	47,675	54,424
General and administrative	11,815	12,120	37,440	35,839
Total stock-based compensation expense	$45,427	$58,365	$166,802	$164,651

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$3,064	$9,192	$9,192
Cost of subscription and services revenue	8,489	5,475	24,770	16,425
Research and development	162	—	456	—
Sales and marketing	4,553	3,227	13,531	9,681
Total amortization of intangible assets	$16,268	$11,766	$47,949	$35,298
(3) includes acquisition related expenses as follows:
General and administrative	$—	$—	$2,413	$—
(4) includes change in fair value of contingent earn-out liability as follows:
General and administrative	$600	$—	$1,756	$—
(5) includes restructuring charges as follows:
Restructuring charges	$22,423	$—	$27,630	$—
(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$9,001	$8,565	$26,670	$11,397
(7) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$216	$—	$(11,819)	$—

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP revenue	$186,411	$165,616	$529,418	$438,193
Add change in deferred revenue	28,967	44,976	89,420	102,324
Subtotal	215,378	210,592	618,838	540,517
Less iSIGHT & Invotas deferred revenue assumed	—	—	(21,087)	—
Non-GAAP billings	$215,378	$210,592	$597,751	$540,517

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Product billings	$47,014	$58,796	$120,457	$145,854
Product subscription billings	95,490	82,481	272,449	218,671
Product billings and product subscription billings	142,504	141,277	392,906	364,525
Support and maintenance billings	37,394	35,708	105,464	89,657
Professional services billings	35,480	33,607	99,381	86,335
Non-GAAP billings	$215,378	$210,592	$597,751	$540,517

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Product revenue	$43,857	$60,101	$118,340	$150,034
Product subscription revenue	80,899	53,592	231,410	145,478
Product revenue and product subscription revenue	124,756	113,693	349,750	295,512
Support and maintenance revenue	32,091	23,245	90,171	63,758
Professional services revenue	29,564	28,678	89,497	78,923
Total revenue	$186,411	$165,616	$529,418	$438,193